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                                                                     EXHIBIT 5.1

[LETTERHEAD OF BRYAN CAVE]

July 21, 2003

Mobile Mini, Inc.
7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

RE:      MOBILE MINI, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We have acted as counsel to Mobile Mini, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $150,000,000 aggregate principal amount of the Company's 9-1/2% Senior Notes due 2013 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") by the Company of the Exchange Notes for a like principal amount of the Company's issued and outstanding 9-1/2% Senior Notes due 2013 (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of June 26, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined below), Deutsche Bank Securities Inc., CIBC Work Markets Corp., J.P. Morgan Securities Inc. and Fleet Securities, Inc. The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of June 26, 2003 (the "Indenture"), between the Company, the Guarantors and Wells Fargo Bank Minnesota, N. A., as Trustee (the "Trustee"). The Exchange Notes are to be guaranteed pursuant to the Indenture by the unconditional guarantees of the Company's direct and indirect subsidiaries which are signatories to the Indenture (collectively, the "Guarantors").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4 relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

         (ii)     an executed copy of the Registration Rights Agreement;

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Mobile Mini, Inc.                                                 BRYAN CAVE LLP
July 21, 2003
Page 2

         (iii)    an executed copy of the Indenture;

         (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

         (v) the organizational or charter documents of each of the Guarantors, as amended to date;

         (vi) the Amended and Restated By-Laws of the Company, as currently in effect;

         (vii) the By-Laws or organizational agreement of each of the Guarantors, as currently in effect;

         (viii) certain resolutions adopted by the Board of Directors of the Company (the "Board"), the Pricing Committee of the Board and the Boards of Directors (or other similar body) of the Guarantors relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

         (ix) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1, filed as an exhibit to the Registration Statement; and

         (x)      the form of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporation or other entity records, certificates of public officials and officers of the Company and the Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations of appropriate officials of the Company and the Guarantors.

Our opinion set forth herein is limited to the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement. We do not express any opinion with respect to any other laws or the laws of any other jurisdictions.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes

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Mobile Mini, Inc.                                                 BRYAN CAVE LLP
July 21, 2003
Page 3

effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the guarantee of each Guarantor, which guarantee is set forth in the Indenture, will constitute a valid and binding obligation of each Guarantor that is a party to the Indenture, enforceable against the Guarantor in accordance with its terms, except with respect to the foregoing clauses (i) and
(ii) to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

BRYAN CAVE LLP

JPR:shw